Exhibit 99.1
Cardlytics Announces Preliminary Fourth Quarter 2018 Financial Results
Company to Participate in Two Upcoming Investor Conferences
Atlanta, GA - January 14, 2019 - Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced preliminary financial results and FI MAUs for the fourth quarter ended December 31, 2018 in advance of participating in two upcoming investor conferences.
Preliminary Results for the Fourth Quarter 2018

•	Total revenue is expected to be between $47.0 and $48.0 million.

•	FI MAUs for the fourth quarter are expected to exceed 80.0 million.
The definition of FI MAUs is included below under the caption “Other Performance Metrics.”
Scott Grimes, CEO & Co-Founder of Cardlytics commented: "We are pleased with our revenue performance in the fourth quarter, which is expected to be above our prior guidance. In addition, we had strong MAU growth in the fourth quarter and expect that growth to continue into 2019. We will share additional information on our upcoming earnings call on March 5th."
The foregoing expected results are preliminary and are subject to change based on the completion of the Company’s quarter-end review process. These preliminary financial results include calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s auditors. The Company will report full fourth quarter 2018 results on March 5, 2019.
ICR Conference and Needham 2019 Growth Conference
As previously announced, Cardlytics will present at two upcoming conferences:

•	Scott Grimes, CEO & Co-Founder of Cardlytics, will present at the ICR Conference today, Monday, January 14, 2019, at 2:30 p.m. Eastern Time.

•	Mr. Grimes will present at the Needham 2019 Growth Conference on Wednesday, January 16, 2019 at 8:00 a.m. Eastern Time.
A live audio webcast of each event will be available on the Cardlytics Investor Relations website at http://ir.cardlytics.com/. After the events, an archive of the webcasts will also be available for a limited time on the Cardlytics Investor Relations website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with more than 2,000 financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the fourth quarter of 2018 and the expected future growth of FI MAUs in 2019. These forward-looking statements are made as of the date hereof and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on Bank of America, N.A., JPMorgan Chase Bank, NA ("Chase") and a limited number of other financial institution (“FI”) partners; risks related to our ability to successfully implement Cardlytics Direct for Chase and Wells Fargo & Company ("Wells Fargo") customers and maintain a relationship with Chase and Wells Fargo; the amount and timing of budgets by advertisers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing financial institutions and retailers, and develop and launch new services and features; our significant amount of debt, which may affect our ability to operate the business and secure additional financing in the future, and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 13, 2018 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Other Performance Metrics
Cardlytics defines FI MAUs as customers or accounts of its FI partners that logged in and visited the online or mobile banking applications of, or opened an email from, its FI partners during a monthly period. Cardlytics then calculates a monthly average of FI MAUs in the applicable period.
Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com